                                                                     EXHIBIT 4.3











                        DIGITAL GENERATION SYSTEMS, INC.



                        AMENDMENT AND RESTATEMENT NO. 5

                                       TO

                                RIGHTS AGREEMENT



                                 July 14, 1997

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----
Section 1.  Registration Rights                                                  3
        1.1       Certain Definitions                                            3
        1.2       Company Registration                                           4
        1.3       Form S-3 Registration                                          6
        1.4       Expenses of Registration                                       7
        1.5       Registration Procedures                                        8
        1.6       Indemnification                                                8
        1.7       Information by Holder                                         11
        1.8       Rule 144 Reporting                                            11
        1.9       Assignment of Registration Rights                             11
        1.10      Termination of Registration Rights                            12

Section 2.  Miscellaneous                                                       12
        2.1       Assignment                                                    12
        2.2       Third Parties                                                 12
        2.3       Governing Law                                                 12
        2.4       Counterparts                                                  12
        2.5       Notices                                                       12
        2.6       Severability                                                  13
        2.7       Amendments and Waivers                                        13
        2.8       Effect of Amendment or Waiver                                 13
        2.9       Rights of Holders                                             13
        2.10      Delays or Omissions                                           13
        2.11      Coordination of Prior Rights and Effectiveness                14

                        DIGITAL GENERATION SYSTEMS, INC.

                         AMENDMENT AND RESTATEMENT NO. 5
                                       TO
                                RIGHTS AGREEMENT


     This AMENDMENT AND RESTATEMENT NO. 5 TO RIGHTS AGREEMENT (this "Rights Agreement") is entered into as of July 14, 1997, by and among Digital Generation Systems, Inc., a California corporation (the "Company"), purchasers of the Company's Series A Convertible Preferred Stock listed on Exhibit A as New Rights Holders and IndeNet, Inc., a Delaware corporation ("IndeNet" and, collectively, with the purchasers of the Company's Series A Convertible Preferred Stock, the "New Rights Holders") and certain securityholders of the Company listed on Exhibit A attached hereto signing a counterpart signature page hereto (the "Existing Rights Holders").


                                 R E C I T A L S

     A. On November 9, 1992, in connection with the Series A Preferred Stock Purchase Agreement, the Company, certain holders of the Company's Series A Preferred Stock, and John Armstrong, Ron Denman, Dan Carrico and Randy Morser (the "Founders") entered into an Amendment and Restatement No. 1 to Rights Agreement (the "Restatement No. 1"), which conferred upon "Shareholders" (as that term is defined therein) certain rights including registration rights and rights of first offer, and conferred upon certain Founders and holders of Series A Preferred rights to co-sale.

     B. On December 4, 1992, in connection with IAI Venture Partner II's ("IAI") (now "Coral Partners II") purchase of the Company's Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement dated December 4, 1992, the Company and certain parties to the Restatement and IAI entered into the First Amendment to the Restatement No. 1 (the "First Amendment"), which provided that IAI would be considered a "Shareholder" under the Restatement No. 1 to the same extent as if it had been one of the original parties to the Restatement No. 1.

     C. On January 22, 1993, in connection with the issuance to Phoenix Leasing Incorporated ("Phoenix") of a warrant to purchase Series A Preferred Stock (the "Series A Warrant") pursuant to an equipment lease agreement, the Company and certain parties to the Restatement No. 1 and Phoenix entered into the Second Amendment to the Restatement No. 1 (the "Second Amendment"), which provided that Phoenix would be considered a "Shareholder" under the Restatement No. 1 to the same extent as if it had been one of the original parties to the Restatement No. 1.

     D. On March 10, 1994, in connection with the sale of Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement dated March 10, 1994, the Company, certain parties to the Restatement No. 1 and the holders of Series B Preferred Stock (the "Series B Holders"), entered into the Third Amendment (the "Third Amendment") which provided that the Series B Holders would be considered "Shareholders" under the Restatement No. 1 to the same extent as if they had been original parties to the Restatement No. 1.

     E. On November 14, 1994, in connection with the sale of additional shares of Series B Preferred Stock (the "New Series B Shares") to certain existing Series B Holders, pursuant to the Amendment No. 1 to the Series B Stock Purchase Agreement, the Company and the Existing Rights Holders entered into an Amendment and Restatement No. 2 to Rights Agreement (the "Restatement No. 2"), amending and restating the Restatement No. 1, as amended, to extend certain rights, including registration rights and rights of first offer, to the New Series B Shares.

     F. On November 18, 1994, in connection with the sale of Series C Preferred Stock pursuant to the Series C Preferred Stock Purchase Agreement dated November 18, 1994, the Company, certain parties to the Restatement No. 2 and the holders of Series C Preferred Stock (the "Series C Holders") entered into an Amendment and Restatement No. 3 to Rights Agreement (the "Restatement No. 3") amending and restating the Restatement No. 2 to confer upon the Series C Holders certain rights, including registration rights and rights of first offer.

     G. On July 27, 1995, in connection with the sale of Series D Preferred Stock pursuant to the Series D Preferred Stock Purchase Agreement dated [July 27, 1995], the Company, certain parties to the Restatement No. 3 and the holders of Series D Preferred Stock (the "Series D Holders") entered into an Amendment and Restatement No. 4 to Rights Agreement (the "Restatement No. 4") amending and restating the Restatement No. 3 to confer upon the Series D Holders certain rights, including registration rights and rights of first offer.

     H. On December 6, 1995, in connection with the initial firm commitment underwritten offering of the Common Stock of the Company, certain parties to the Restatement No. 4 signed a letter (the "Waiver Letter") transmitting a Waiver, Consent and Election (the "Waiver") waiving certain registration rights and certain rights of first offer and co-sale.

     I. The Company and the Existing Rights Holders, constituting the holders of a majority of the Registrable Securities (as that term is defined in the Restatement No. 4), in order to induce the New Rights Holders to purchase shares in the Company, desire to enter into a new agreement, which will supersede the Restatement No. 4, in its entirety, containing substantially similar provisions, eliminating the provisions of the Restatement No. 4. waived pursuant to the Waiver Letter and the Waiver, and granting registration rights to the holders of Series A Convertible Preferred Stock purchased by them pursuant to that certain Preferred Stock Purchase Agreement dated July [14], 1997 between the Company and such holders of Series A Convertible Preferred Stock, as well as shares of Common Stock issued to IndeNet (the "IndeNet Shares") pursuant to that certain Stock Purchase Agreement (the "IndeNet Agreement") between the Company and IndeNet dated July [14], 1997. The holders of the Company's securities listed on Exhibit A attached hereto are hereinafter referred to as "Shareholders" and individually as a "Shareholder".

     The parties hereto agree as follows:

     Section 1. Registration Rights.

     1.1 Certain Definitions. As used in this Rights Agreement, the following definitions shall apply:

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Conversion Stock" means the shares of the Common Stock issuable or issued upon conversion of the Shares, if applicable.

          "Founders Securities" means the shares of the Common Stock held by the Founders.

          "Holder" means any holder of outstanding Registrable Securities; provided, however, that for all purposes under this Section, the holder of any Shares shall be deemed to be the Holder of the Registrable Securities into which such Shares are then convertible.

          "Initiating Holders" means Holders of not less than 50% of the Registrable Securities.

          "Registrable IndeNet Shares" means (i) from the date of this Agreement until January 31, 1998, none of the IndeNet Shares, (ii) from February 1, 1998 through May 31, 1998, 100,000 of the IndeNet Shares, (iii) from June 1, 1998 until the date prior to the first anniversary of the date of this Agreement, an aggregate of 200,000 of the IndeNet Shares, and (iv) from the first anniversary of this Agreement and thereafter all of the IndeNet Shares.

          "Registrable Securities" means (i) the Conversion Stock, (ii) the Warrant Stock, (iii) the Registrable IndeNet Shares, and (iv) any shares of Common Stock of the Company issued upon a dividend, recapitalization, or similar event with respect to the Conversion Stock, the Registrable IndeNet Shares or the Warrant Stock, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been registered and sold to the public, any shares sold pursuant to Rule 144 (or successor rule) promulgated by the Commission or Registrable Securities sold by a person in a transaction in which rights under this Rights Agreement are not assigned.

          "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.2 and 1.3, including, without limitation, all registration, qualification, filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), all reasonable fees and disbursements of a single counsel designated by the Holders of a majority of the Registrable Securities to be registered for any Holder. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

          "Shares" means shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series A Convertible Preferred Stock issued to the Shareholders and Common Stock issued to IndeNet pursuant to the IndeNet Agreement.

          "Warrant Stock" shall mean shares of Common Stock issuable upon conversion of Shares of Series A Preferred Stock issuable upon exercise of warrants issued by the Company to Phoenix.

          The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

     1.2  Company Registration.

          (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, the Company shall:

               (i) promptly give to each Holder and to each Founder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and Founders Securities specified in a written request by each Holder and by each Founder received by the Company within fifteen (15) days after the Company mails such written notice, subject to the provisions below.

          (b) Underwriting. The right of any Holder and any Founder to registration pursuant to this Section 1.2 shall be conditioned upon the participation by such Holder or such Founder in such underwriting, if any, and the inclusion of the Registrable Securities of such Holder or the Founders Securities of such Founder in the underwriting to the extent provided herein. All Holders and all Founders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and Founders Securities to be included in such registration. The Company shall so advise all Holders and all Founders distributing their securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, first shares held by the Founders, then shares held by Holders, then shares which the Company wishes to register for its own account. As among the Holders as a group, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders, in proportion, as nearly as practicable, to the respective amounts of securities held by such Holders at the time of filing the registration statement, provided that in no event shall the number of Registrable Securities included in any such offering be reduced below 25% of the total number of securities included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or to any Founder to the nearest 100 shares.

          If any Holder or Founder disapproves of the terms of any such underwriting, such Holder or Founder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to sixty (60) days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 1.2(b).

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder or any Founder has elected to include securities in such registration.

          (d) Amendment of Founders Rights. Any amendment to this Section 1.2 which adversely affects the rights of the Founders shall be effected only by an amendment to this Agreement by the written consent of the holders of a majority of the Common Stock held by the Founders, by a majority in interest of the Shareholders and by the Company.

          (e) No Limit on Piggyback Registrations. There is no limitation on the number of times that a Holder or Founder may make a request for registration pursuant to this Section 1.2.

     1.3 Form S-3 Registration. In case the Company shall receive from a Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price would be at least $500,000, the Company shall:

          (a) promptly give written notice of the proposed registration and any related qualification or compliance to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

               (1) if Form S-3 is not available for such offering by the Holders;

               (2) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the initiating request of the Holder or Holders under this Section 1.3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

               (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.3; provided, however, that in any event, even if two such registrations will have occurred within such twelve month period, IndeNet may, on one occasion on or after February 1, 1998, but prior to the first anniversary of this Agreement, make a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to the Registrable IndeNet Shares; provided further that the expected proceeds of such offering shall be at least $500,000, in which case (i) no other Registrable Securities may participate in such registration without the approval of IndeNet and the Company, and (ii) the 60 day deferral permitted pursuant to subsection 1.3 (b)(2) shall not apply;

               (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky (except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction) or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.3 shall not be counted as registrations effected pursuant to Section 1.2.

     If the registration to be effected pursuant to this Section 1.3 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to the Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration, provided that no limitation shall apply to the Registrable IndeNet Shares. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement; provided however, that on one occasion, in respect of a registration request pursuant to this
Section 1.3 with expected gross proceeds to the Holders of more than $15,000,000, at the written request of the holders of the Series A Convertible Preferred, the number of shares of Registrable Securities that may be included in such offering shall be allocated (x) first to IndeNet, (y) thereafter to the holders of the Series A Convertible Preferred Shares for up to 75% of the total offering among such Series A Preferred Stock Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Series A Preferred Stock Holders at the time of filing of the registration statement, with the remainder allocated to all other Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Securities Act.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 1.2 and 1.3 shall be borne by the Company.

     1.5 Registration Procedures. If and whenever the Company is required by the provisions of this Section 1 to use its best efforts to effect promptly the registration of Registrable Securities, the Company shall:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective as provided herein (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the majority of the Registrable Securities) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and, with respect to demand registration rights pursuant to Section 1.3 hereof, the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing).

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than 180 days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than 120 days in the case of a registration statement on Form S-3.

          (c) Furnish to each prospective seller of Registrable Securities such number of copies of a registration statement and the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller and the underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

          (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     1.6 Indemnification. In the event any of the Registrable Securities or Founders Securities are included in a registration statement under this Section 1:

          (a) The Company will indemnify and hold harmless (to the fullest extent permitted by law) each Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each Founder, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary, final or summary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, fiduciaries, employees, general and limited partners and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each Founder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, such Founder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected and each Founder will, if Founders Securities held by such Founder are included in the securities as to which such registration, qualification or compliance is being affected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each other such Founder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, such Founders, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or such Founder, as the case may be, and stated to be specifically for use therein; provided, however, that the obligations of each Holder and each Founder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein and the proceeds to each such Founder of Founders Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6(c) except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall continue to be liable for the costs of such defense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company, Holders and Founders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.7 Information by Holder. Each Holder of Registrable Securities and each Founder holding Founders Securities included in any registration shall furnish to the Company such information regarding such Holder or such Founder and the distribution proposed by such Holder or such Founder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company shall use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning ninety
(90) days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

          (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.9 Assignment of Registration Rights. The rights to cause the Company to register securities granted under this Section may be assigned to a transferee or assignee in connection with the transfer or assignment of shares of Registrable Securities only if such shares represent at least 1% of the outstanding shares of the Company's Common Stock (assuming conversion of all Preferred Stock to Common Stock) on the date of such assignment.

     1.10 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     Section 2. Miscellaneous.

     2.1 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Rights Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     2.2 Third Parties. Nothing in this Rights Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Rights Agreement, except as expressly provided herein.

     2.3 Governing Law. This Rights Agreement shall be governed by and construed under the laws of the State of California in the United States of America.

     2.4 Counterparts. This Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.5 Notices.

          (a) All notices, requests, demands and other communications under this Rights Agreement or in connection herewith shall be given to or made upon the respective parties as follows:

To Digital Generation
   Systems, Inc.:       Digital Generation Systems, Inc.
                        150 Spear Street, Suite 1850
                        San Francisco, CA 94015
                        Telephone:  (415) 546-6600
                        Telecopy:  (415) 546-6601
                        Attention:  Secretary

To the Shareholders:    at their respective addresses as set forth in the stock
                        purchase agreement pursuant to which their Shares were purchased.

          (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Rights Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

          (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing or telecopying thereof.

     2.6 Severability. If one or more provisions of this Rights Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Rights Agreement, and the balance of this Rights Agreement shall be enforceable in accordance with its terms.

     2.7 Amendments and Waivers. Except as set forth in Section 1.2(d), any term of this Rights Agreement may be amended and the observance of any term of this Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, each Founder and the Company.

     2.8 Effect of Amendment or Waiver. Each Shareholder and its successors and assigns acknowledge that by the operation of Section 2.7 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Rights Agreement, provided that any consent, waiver, modification or amendment shall apply equally to all Holders.

     2.9 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Rights Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Rights Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     2.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Rights Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Rights Agreement, or any waiver on the part of any party of any provisions or conditions of this Rights Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     2.11 Coordination of Prior Rights and Effectiveness. The Existing Rights Holders hereby agree that the execution and delivery of this Rights Agreement is an amendment and restatement of the Restatement No. 4 and the rights contained in the Restatement No. 4 shall be null and void as of the execution hereof by
(a) the holders of a majority of the Registrable Securities, (b) the Company, and (c) each of the New Rights Holders, whereupon Restatement No. 4 shall be superseded in its entirety by the terms of this Rights Agreement.

     Signature page to Amendment and Restatement No. 5 to Rights Agreement


     IN WITNESS WHEREOF, the parties hereto have executed this Rights Agreement as of the day and year first above written.


COMPANY:

DIGITAL GENERATION SYSTEMS, INC.,
a California corporation


By:
    --------------------------------------------------
    Henry Donaldson, Chief Executive Officer



EXISTING RIGHTS HOLDERS:

COWEN INVESTMENT PARTNERSHIP XXII


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



NEEDHAM EMERGING GROWTH PARTNERS, L.P.


By:
    --------------------------------------------------
    Raj Rajaratnam, Managing General Partner


CROWN-GLYNN ASSOCIATES,
a Limited Partnership


By:
    --------------------------------------------------
    John W. Glynn, Jr., General Partner


CROWN ASSOCIATES III,
A Limited Partnership

By:
    --------------------------------------------------
    John W. Glynn, Jr., General Partner



THE CROWN TRUST


By:
    --------------------------------------------------
    Lisa Solomon, Trust Administrator



SIERRA VENTURES IV, a
California Limited Partnership


By its General Partner,
WENDELL TOBKIN & DRAZAN ASSOCIATES,
a California Limited Partnership


By:
    --------------------------------------------------
    Jeff Drazan, General Partner



SIERRA VENTURES IV INTERNATIONAL,
a California Limited Partnership


By its General Partner,
WENDELL TOBKIN & DRAZAN ASSOCIATES,
a California Limited Partnership


By:
    --------------------------------------------------
    Jeff Drazan, General Partner

     Signature page to Amendment and Restatement No. 5 to Rights Agreement



AT&T VENTURE COMPANY, L.P.


By:
    --------------------------------------------------
    Neal Douglas, General Partner



KLEINER, PERKINS, CAUFIELD & BYERS VI, L.P.


By:
    --------------------------------------------------
    Brook Byers, General Partner



KPCB VI FOUNDER'S FUND


By:
    --------------------------------------------------
    Brook Byers, General Partner



MAYFIELD ASSOCIATES FUND II


By:
    --------------------------------------------------
    Michael Levinthal, General Partner



MAYFIELD VII


By:
    --------------------------------------------------
    Michael Levinthal, General Partner

     Signature page to Amendment and Restatement No. 5 to Rights Agreement



CORAL PARTNERS II, a limited partnership


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------


------------------------------------------------------
B. J. Cassin


------------------------------------------------------
Peter A. Howley


------------------------------------------------------
Roger L. Headrick


------------------------------------------------------
Linda L. Watchmaker



DAIN BOSWORTH INC.
Custodian FBO Yuval Almog SEP/IRA


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



GLYNN VENTURES III, L.P.


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------

     Signature page to Amendment and Restatement No. 5 to Rights Agreement



FOUNDERS:



------------------------------------------------------
John Armstrong


------------------------------------------------------
Ronald Denman



NEW RIGHTS HOLDERS

INDENET, INC.


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



PEQUOT PRIVATE EQUITY FUND, L.P.


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



PEQUOT PARTNERS FUND, L.P.


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------


     Signature page to Amendment and Restatement No. 5 to Rights Agreement



PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.


By:
    --------------------------------------------------

    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



PEQUOT INTERNATIONAL FUND, INC.


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



GENERAL ELECTRIC CAPTIAL
INFORMATION TECHNOLOGY SOLUTIONS


By:
    --------------------------------------------------
    Name:
           -------------------------------------------
    Title:
           -------------------------------------------



TECHNOLOGY CROSSOVER VENTURES, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management, L.L.C.,
Its: General Partner



By:
    --------------------------------------------------
     Name:  Robert C. Bensky
     Title: Chief Financial Officer



     Signature page to Amendment and Restatement No. 5 to Rights Agreement



TECHNOLOGY CROSSOVER VENTURES, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management, L.L.C.,
Its: Investment General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



     Signature page to Amendment and Restatement No. 5 to Rights Agreement



TCV II (Q), L.P.
a Delaware General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner


By:
    --------------------------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



INTEGRAL CAPITAL PARTNERS III, L.P.
By:  Integral Capital Management III, L.P.,
Its: General Partner


By:
    --------------------------------------------------
    Name:   Pamela K. Hagenah
    Title:  a General Partner



     Signature page to Amendment and Restatement No. 5 to Rights Agreement



INTEGRAL CAPITAL PARTNERS
INTERNATIONAL III, L.P.
By:  Integral Capital Management III, L.P.,
Its: Investment General Partner


By:
    --------------------------------------------------
    Name:  Pamela K. Hagenah
    Title: a General Partner

                                    EXHIBIT A


NEW RIGHTS HOLDERS
IndeNet, Inc.
Pequot Private Equity Fund, L.P.
Pequot Partners Fund, L.P.
Pequot Offshore Private Equity Fund, Inc.
Pequot International Fund, Inc.
General Electric Information Technology Solutions
Technology Crossover Ventures, L.P.
Technology Crossover Ventures, C.V.
TCV II, V.O.F.
Technology Crossover Ventures II, L.P.
TCV II (Q), L.P.
TCV II Strategic Partners, L.P.
Technology Crossover Ventures II, C.V.
Integral Capital Partners III, L.P.
Integral Capital Partners International III, L.P.


EXISTING RIGHTS HOLDERS

Cowen Investment Partnership XXII
Needham Emerging Growth Partners, L.P.
Crown-Glynn Associates, a Limited Partnership
Crown Associates III, A Limited Partnership
The Crown Trust

Sierra Ventures IV
Sierra Ventures IV International
AT&T Venture Company, L.P.
Kleiner, Perkins, Caufield & Byers VI, L.P.
KPCB VI Founder's Fund
Mayfield Associates Fund II
Mayfield VII
Coral Partners II (formerly "IAI Venture Partners II")
B.J. Cassin
Peter A. Howley
Linda L. Watchmaker
Dain Bosworth Inc
  Custodian FBO Yuval Almog SEP/IRA
Glynn Ventures III, L.P.

FOUNDERS

John Armstrong
Daniel Carrico
Ronald Denman
Randall Morser


SHAREHOLDERS

Yuval Almog
John Armstrong
AT&T Venture Company, L.P.
Daniel A. Carrico and Esther Lerner Carrico, JTWROS
B.J. Cassin
Coral Partners II (formerly "IAI Venture Partners II")
Dain Bosworth Inc.
  Custodian FBO Yuval Almog SEP/IRA
Ronald J. Denman
Henry Donaldson
Patrick Dugan
Barbara Evans
James C. Fensel
Ted Gettelmen
Glynn Ventures III, L.P.
John B. Goodrich
Linda Graf
H. Irving Grousbeck
Mark C. Headrick
Peter A. Howley
Kleiner Perkins Caufield & Byers VI
David Koehler
KPC&B Founder's Fund
Herb Levitin
Mayfield Associates Fund
Mayfield VII
Edward F. Mclaughlin
Peter H. McNerney
Randall E. Morser
Dennis and Amy Peck
Phoenix Leasing Incorporated

William Shideler
Sierra Ventures IV
Sierra Ventures IV International
Robin Solis
Stanford University
Erick Steinberg
Carrie-Ann Stern
Mort Topfer
Dave Wallach
Linda L. Watchmaker
Jeffrey Weinstein
WS Investment Company 92B
Bert Zaccaria